EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

RECORD FEBRUARY 2002 OPERATIONAL PERFORMANCE

Carrier breaks company record with 14 days of zero cancellations

HOUSTON, March 1, 2002 - Continental Airlines (NYSE: CAL) today reported a record systemwide February load factor of 72.1 percent, 3.6 points above last year's load factor. Continental reported a record domestic February load factor of 71.2 percent and a record international February load factor of 73.5 percent.

Continental reported a record February on-time arrival rate of 87.0 percent and an all-time company record completion factor of 99.9 percent for February 2002. Continental also broke another company record with fourteen 100 percent completion days in February. Its previous record was set in January 2002 with nine 100 percent completion days.

In February 2002, Continental flew 4.2 billion revenue passenger miles (RPMs) systemwide and 5.9 billion available seat miles (ASMs), resulting in a traffic decrease of 6.7 percent and a capacity decrease of 11.3 percent versus February 2001. Domestic traffic was 2.6 billion RPMs, down 8.1 percent from February 2001, and domestic capacity was 3.7 billion ASMs, down 11.3 percent from last year.

Lower year-over-year yields, mitigated somewhat by higher load factors, resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 10 and 12 percent for February 2002, as compared to February 2001. For January 2002, RASM declined 14.0 percent as compared to January 2001.

Continental Express, a wholly owned subsidiary of Continental Airlines, reported a record February load factor of 58.3 percent for February 2002, 2.1 points above last year's February load factor. Continental Express flew 258.1 million RPMs and 442.7 million ASMs in February 2002, resulting in a traffic increase of 13.8 percent and a capacity increase of 9.6 percent versus February 2001.

FEBRUARY 2002 PERFORMANCE/PAGE 2

PRELIMINARY TRAFFIC RESULTS
FEBRUARY	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	2,631,164	2,863,509	(8.1) Percent

International	1,611,294	1,686,043	(4.4) Percent
Transatlantic	610,709	664,064	(8.0) Percent
Latin America	616,585	632,631	(2.5) Percent
Pacific	384,000	389,348	(1.4) Percent

Total Jet	4,242,458	4,549,552	(6.7) Percent

Cont'l. Express	258,089	226,875	13.8 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,693,899	4,166,318	(11.3) Percent

International	2,193,040	2,473,023	(11.3) Percent
Transatlantic	863,672	1,046,201	(17.4) Percent
Latin America	820,614	897,730	(8.6) Percent
Pacific	508,754	529,092	(3.8) Percent

Total Jet	5,886,939	6,639,341	(11.3) Percent

Cont'l. Express	442,691	403,981	9.6 Percent

PASSENGER LOAD FACTOR
Domestic	71.2 Percent	68.7 Percent	2.5 Points

International	73.5 Percent	68.2 Percent	5.3 Points
Transatlantic	70.7 Percent	63.5 Percent	7.2 Points
Latin America	75.1 Percent	70.5 Percent	4.6 Points
Pacific	75.5 Percent	73.6 Percent	1.9 Points

Total Jet	72.1 Percent	68.5 Percent	3.6 Points

Cont'l. Express	58.3 Percent	56.2 Percent	2.1 Points

CARGO REVENUE TON MILES (000)
Total	66,913	80,631	(17.0) Percent

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FEBRUARY 2002 PERFORMANCE/PAGE 3
YEAR-TO-DATE	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	5,310,598	5,877,167	(9.6) Percent

International	3,363,356	3,570,823	(5.8) Percent
Transatlantic	1,271,597	1,408,099	(9.7) Percent
Latin America	1,301,120	1,362,113	(4.5) Percent
Pacific	790,639	800,611	(1.2) Percent

Total Jet	8,673,954	9,447,990	(8.2) Percent

Cont'l. Express	519,204	455,760	13.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	7,630,548	8,753,980	(12.8) Percent

International	4,581,297	5,180,248	(11.6) Percent
Transatlantic	1,807,162	2,205,939	(18.1) Percent
Latin America	1,715,989	1,882,207	(8.8) Percent
Pacific	1,058,146	1,092,102	(3.1) Percent

Total Jet	12,211,845	13,934,228	(12.4) Percent

Cont'l. Express	923,533	844,622	9.3 Percent

PASSENGER LOAD FACTOR
Domestic	69.6 Percent	67.1 Percent	2.5 Points

International	73.4 Percent	68.9 Percent	4.5 Points
Transatlantic	70.4 Percent	63.8 Percent	6.6 Points
Latin America	75.8 Percent	72.4 Percent	3.4 Points
Pacific	74.7 Percent	73.3 Percent	1.4 Points

Total Jet	71.0 Percent	67.8 Percent	3.2 Points

Cont'l. Express	56.2 Percent	54.0 Percent	2.2 Points

CARGO REVENUE TON MILES (000)
Total	127,879	160,994	(20.6) Percent

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FEBRUARY 2002 PERFORMANCE/PAGE 4

PRELIMINARY OPERATIONAL RESULTS
FEBRUARY	2002	2001	Change
On-Time Performance*	87.0%	80.1%	6.9 Points

Completion Factor**	99.9%	99.0%	0.9 Points

YEAR-TO-DATE	2002	2001	Change
On-Time Performance*	85.3%	80.4%	4.9 Points

Completion Factor**	99.8%	99.0%	0.8 Points

PRELIMINARY RASM CHANGE AND FUEL PRICE

February 2002 estimated year-over-year RASM Change			(10-12) Percent

February 2002 estimated average price per gallon of fuel, excluding fuel taxes			58 Cents

* Department of Transportation Arrivals within 14 minutes

** System Mileage Completion Percentage

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